Exhibit 10.1

SEEN ON SCREEN TV

MASTER LICENSE AGREEMENT

THIS AGREEMENT, made and entered into the March, 31 2013 by and between SEEN ON SCREEN TV INC., a NEVADA corporation with its principal place of business at 4017 COLBY AVE., EVERETT, WA, 98201 and Bold Ideas Group s.a.r.l a Lebanese Corporation with its principal place of business at Galaxy Center, Chyah. Lebanon or designee (“Licensee”).

W I T N E S S E T H

WHEREAS, SEEN ON SCREEN TV INC. is the owner of the SEEN ON SCREEN TV INC trademarks and related intellectual property listed on Exhibit A (the “SEEN ON SCREEN TV Name Trademarks”);

WHEREAS, Licensee has been and will continue to be engaged in owning, operating, partnering with and licensing/franchising of SEEN ON SCREEN TV retail outlets, products and internet presence incorporating SEEN ON SCREEN TV products and other products approved by SEEN ON SCREEN TV and will conduct business under the name “SEEN ON SCREEN TV” or other combined name using the name “SEEN ON SCREEN TV” and the SEEN ON SCREEN TV Trademarks in some respect by and through entities existing or to be formed to operate specific retail outlets engaged in Retail Business

WHEREAS, the parties have agreed to amend and restate the Master License Agreement to conform to the intentions of the parties when the Master License Agreement was entered into and to the course of conduct consistently engaged in by the parties subsequent thereto.

NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agree as follows:

1.  LICENSE GRANT.

(a) SEEN ON SCREEN TV.  Licensor hereby grants to Licensee and Licensee accepts, an exclusive license for the country of Lebanon to use the SEEN ON SCREEN TV Trademarks during the Term in connection with retail stores and internet sales.
(b) Merchandising.  Licensor hereby grants to Licensee, on the terms and conditions set forth herein, an exclusive license during the Term to use of SEEN ON SCREEN TVs Trademarks in connection with the retail sale of any of corporates present and existing products, and further, under the same terms, any other products that SEEN ON SCREEN TV approves. The Licensee agrees to keep a well maintained Internet Site that pertains to SEEN ON SCREEN TV and its merchandise, including the right to sell any merchandise under SEEN ON SCREEN TVs Trademarks, Stores and Internet sites.

2.  ROYALTIES:

(a) Amount.  Licensee agrees to pay Licensor a non-refundable royalty equal to 3% of the Gross sales of each Store and a non-refundable royalty equal to 3% of the Gross Profit on each internet site featuring SEEN ON SCREEN TV products/merchandise
(b) Royalty Reports.  Licensee shall furnish Licensor with written reports describing in detail all sales that are required to be provided by each BOLD IDEAS Subsidiary as and when received from the Subsidiary. Subsidiaries will be required to provide reports within seven (7) days of the end of each month. The reports will be adjusted (if required) on a quarterly basis, not later than ten (10) days following the end of each calendar quarter period ending in January, April, July and October of each year, October being SEEN ON SCREEN TVs year end.
(d) Payment.  Payment of royalties due under this Paragraph shall be made within twenty (20) days of forwarding of each royalty report set forth above.

3. Sub Licenses will have to be negotiated by SEEN ON SCREEN TV and approved in writing prior to any engagement

4. APPROVAL BY LICENSOR.

In order to preserve the value, goodwill and reputation of the SEEN ON SCREEN TV Trademarks, Licensee and Licensor shall consult each other during the Term hereof with regard to any marketing, advertising or promotional activities pursuant to the BOLD IDEAS Business. Furthermore, prior to releasing or using any promotional, marketing, advertising or other similar materials which have not been approved by Licensor in the twenty-four (24) month period preceding the proposed use or in the event licensee intends to utilize any such materials which have been used in the past 24 months but intends to do so in a media not used by Licensor in twenty-four 24-month period preceding the proposed use, Licensee shall first obtain the prior written consent of Licensor for such use, which shall not be unreasonable withheld. In connection with obtaining such consent, Licensee shall send copies of all materials and media for the proposed use so that Licensor can thoroughly evaluate the proposed use.

5. COMPLIANCE WITH APPLICABLE LAWS AND STANDARDS.

Licensee is responsible for the compliance with all applicable laws and safety standards regarding the operation of its business, the Location, other licensed locations and the use of the SEEN ON SCREEN TVs Trademarks herein. Licensor’s approval of submissions pursuant to Paragraph 4 above in no way affects, alters, diminishes or waives Licensee’s obligations hereunder or under Licensee’s obligation to indemnify Licensor as set forth herein below.

6. BOOKS AND RECORDS; AUDIT.

Licensee shall, for a minimum of three (3) years from their rendition, keep full and accurate books of account, records, data and memoranda representing Licensee’s sales. Licensee further gives Licensor the right, at its own cost and expense, to examine said books and records on reasonable notice, such examination to be conducted in such a manner as to not unreasonably interfere with the business of Licensee. Licensor may also direct it’s certified public accountants to audit records of Licensee, and Licensee shall reasonably cooperate in any such audit Licensor or its representatives shall not disclose to any other person, firm, or corporation any information acquired as a result of any examination, provided, however, that nothing contained herein shall be construed to prevent Licensor and/or its duly authorized representatives from using or disclosing said information in any court, arbitration, or other action instituted to enforce the rights of Licensor hereunder.

7. INTELLECTUAL PROPERTY RIGHTS.

(a)  All copyrights, trademarks and/or patents in the SEEN ON SCREEN TVs Trademarks and related intellectual property belong solely to Licensor and are within the scope of the license granted herein. Upon termination of this Agreement all intellectual property rights and rights granted herein in the SEEN ON SCREEN TV Trademarks immediately revert to Licensor and Licensee agrees to return to Licensor all original artwork, models, samples, prototypes, renderings and drawings incorporating the SEEN ON SCREEN TVs Trademarks. All use by

Licensee of the intellectual property rights of the Scores Trademarks shall inure to the sole benefit of Licensor. Licensee shall execute any and all documents necessary to confirm said reversions of rights and hereby appoints Licensor its attorney-in-fact to execute any such documents in the event Licensee is unwilling or unable to do so. Licensee acknowledges Licensor’s exclusive ownership of all intellectual property rights in and to the Scores Trademarks and will not take any action to interfere with or challenge said ownership, including but not limited to registering or attempting to register the same or similar marks or properties anywhere in the World, nor commence or participate in cancellation or opposition proceedings.
(b) Application and Registration.  Licensor shall, at its own expense and in its own discretion, obtain and maintain trademark protection for whatever name or other protectable feature of the SEEN ON SCREEN TV Trademarks it deems appropriate.

8. WARRANTY.

(a)  Licensor hereby warrants that, to the best of its knowledge, the granting of the license hereunder or the subsequent commercial exploitation of the license does not violate the intellectual property or contract rights of any third party. Licensor further warrants that it has not intentionally violated the rights of any third party in granting Licensee this license.

(b)  Licensee hereby warrants that any goods sold by it bearing the Scores Trademarks and each component thereof shall be of good quality and free of defects in design, materials, workmanship and shall comply with all applicable laws and safety standards.

9. OFFENSIVE LITIGATION.

Licensee agrees to give Licensor prompt notification of any third party’s actions which would constitute an infringement of the rights granted to it by this Agreement. Licensor shall prosecute, at its own discretion, infringement actions against any third party infringers and any recoveries obtained therein shall belong exclusively to Licensor. Licensee shall, at Licensor’s expense, cooperate in all respects with Licensor’s prosecution of said suits, including but not limited to being named as a party in any such suit, producing documents, appearing as witnesses, etc.

10 INDEMNIFICATION.

(a)  Licensor agrees to indemnify and hold harmless Licensee from and against any and all damage, loss, and expense incurred as a result of the breach of any of Licensor’s warranties herein. This indemnification shall become operative only after a final judgment, order or decree is issued which contains a finding that Licensor intentionally infringed upon the rights of a third party. Any claims made against Licensee which would result in Licensor becoming obligated to indemnify Licensee hereunder shall not permit Licensee to withhold any amounts due Licensor hereunder.

(b)  Licensee agrees to indemnify, defend, and hold harmless Licensor, its agents and employees from and against any and all loss and expense arising out of any claims of personal injury, product liability, wrongful death, negligence, strict liability or other similar action, in addition to the breach of any of its warranties hereunder or the violation of any applicable law or safety standard based on the use of the Scores Trademarks by or on behalf of Licensee and/or its subsidiary, affiliated, controlled company.

11. TERMINATION

(a)  In case either party fails to perform under or commits or allows to be committed a breach of any of the several covenants and conditions herein contained, the other party shall notify such party in writing of such failure or default and such party shall then have the right to remedy such failure or default within thirty (30) days. If the default has not been cured within said thirty (30) days of notice to the defaulting party, then the aggrieved party may terminate this Agreement immediately by a further notice in writing. If Licensor shall send notice of default to Licensee based on a failure to pay royalties with respect to any BOLD IDEAS Subsidiary, Licensee shall use it’s best efforts to collect sums due by a BOLD IDEAS Subsidiary within the relevant thirty (30) day period. Upon notice to Licensor that royalties are due by a BOLD IDEAS Subsidiary, the cure period shall be extended to ninety (90) days to allow Licensee to resolve the issue with the BOLD IDEAS Subsidiary. Should Licensee be unable to resolve the issue or collect the royalties from the BOLD IDEAS Subsidiary, then the parties shall reasonably agree to a payment schedule to pay the royalties due within a reasonable time.

(b)  Any termination under this paragraph will be without prejudice to the rights and remedies of either party with respect to any provisions or covenants arising out of breaches committed prior to such termination.

(c) Licensee may terminate this Master License Agreement on sixty (60)

days written notice to Licensor.

(d)  If a petition in bankruptcy is filed by or against Licensee, or Licensee becomes insolvent, or makes an assignment for the benefit of creditors, or any other arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for it or its business, to the fullest extent permitted by law at the time of the occurrence, the license hereby granted shall automatically terminate without any notice whatsoever being necessary In the event this License is so terminated, Licensee, its receivers, representatives, trustees, agents, administrators, successors. and/or assigns shall have no right to sell, use, exploit or in any way deal with or in the Scores Trademarks or anything relating to it whatsoever except with and under the special consent and instructions of Licensor in writing, which they shall be obliged to follow. The parties acknowledge that the effective and proper performance of the provisions of this Agreement is dependent upon several particular individuals employed by Licensee, including but not limited to Seen On Screen TV and all Directors and employees.

12. TERM.

Subject to Paragraph 11, the Term of this Agreement shall have commenced on March 31, 2003 and continue for a period of twenty (5) years. Licensee shall have six (6) consecutive five-year options to renew this Agreement provided it is not in breach of this Agreement. Each option will be exercised automatically, unless notice of termination for default is given by Licensor at least ninety (90) days prior to the end of the Term (as the same may be renewed or extended) of the Agreement and in such case Licensee will have the ninety (90) day period to cure any noticed default.

13. REPRESENTATION.

It is expressly agreed and understood that neither party hereto is the agent or legal representative of the other and neither party has the authority, express or implied to bind the other or pledge its credit. This Agreement does not create a partnership or joint venture between the two parties.

14. FORCE MAJEURE.

It is understood and agreed that in the event of an act of the government, war, fire, flood or other natural disaster, or labor or manufacturing strikes which prevent the performance of this Agreement, such nonperformance will not be considered a breach of this Agreement, and such nonperformance shall be excused while, but not longer than, the conditions described herein prevail. The period of Force Majeure shall not exceed twelve (12) months.

15. NOTICES,

All notices, whenever required in this Agreement, will be in writing and sent by certified mail, return receipt requested to the addresses set forth above. Notices will be deemed to have been given two business days following mailing. A copy of all notices to Licensor shall be sent via regular mail to: Seen On Screen TV inc 4017 Colby Ave Everett WA 98201 and Conrad Lysiak Spokane Wa CONTROLLING LAW.

This Agreement shall be construed in accordance with the laws of the State of Washington, United States of America and jurisdiction over the parties and subject matter over any controversy arising hereunder shall be in the Courts of the State of Washington, County of Snohomish or the Federal courts therein. Both parties hereby irrevocably consent to said jurisdiction and venue.

17. ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by Licensee without the prior written consent of Licensor, and any attempts to do so without the consent of Licensor shall be void and of no effect. As an express exception to the preceding sentence, Licensee shall have the right to assign this License to any parent, subsidiary or affiliated company on written notice to Licensor.

18. ENTIRE AGREEMENT.

This writing constitutes the entire agreement and understanding between the parties. No other oral or written agreements or representations exist or are being relied upon by either party, all being merged herein. Any modifications or additions hereto must be made in writing and signed by both parties.

19. MISCELLANEOUS.

(a)  The paragraph headings used herein are for reference purposes only and do not affect the meaning or interpretation of this Agreement. If any provisions of this Agreement are for any reason declared to be invalid or illegal, the remaining provisions shall not be affected thereby.

(b) The failure of either party to enforce any or all of its rights hereunder as they accrue shall not be deemed a waiver of those rights, all of which are expressly reserved.

(c) This Agreement may be executed in more than one counterpart, all of which shall be deemed to be originals.

20. SECURITY INTEREST.

(a)  In order to induce Licensor to enter into this Agreement and to secure the complete and timely performance of Licensee’s obligations hereunder, Licensee hereby grants to Licensor a security interest in the license granted under this Agreement as well as Licensee’s receivables in connection therewith. In the event Licensee defaults under this license and Agreement, Licensor may enforce against Licensee all the rights and remedies of a secured creditor upon default under all applicable laws. In the event Licensee files for bankruptcy under the U.S. Bankruptcy laws, Licensor may enforce all rights and remedies of a secured creditor under the U.S. Bankruptcy Code.

(b)  Licensee agrees to execute any and all documents necessary to perfect Licensor’s security interest in this license including, but not limited to, Financing Statement Form UCC-1 and any other security agreements and financing statements evidencing said security interests in such form as may be recorded and perfected according to the laws of the State of Washington and the U.S. Patent and Trademark Office.

21. AMENDMENTS

WHEREAS, if the parties have agreed to amend and restate the Master License Agreement to conform to the intentions of the parties when the Master License Agreement was entered into and to the course of conduct consistently engaged in by the parties subsequent thereto, all amendments to this agreement will be in writing and endorsed by both parties, and likewise be an exhibit to this MASTER LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Seven (7) pages as of the date first written above.

SEEN ON SCREEN TV INC.		BOLD IDEAS GROUP s.a.r.l.

By:	ANTOINE JARJOUR	By:	WISSAM ABDEL SAMAD
	Antoine Jarjour		wissam abdel samad
	Title: CEO		Title: General Manager

SCHEDULE A

1.	U S Trademark Registration No. 1855829 for SEEN ON SCREEN TV with design (INT 25, 41, 42);